Exhibit 10.1

AMENDMENT OF LEASE

THIS AGREEMENT, made as of the first day of April, 2012, by and between KBS RIVERTECH, LLC, a Delaware limited liability company, as successor-in-interest to Nortel Networks HPOCS Inc. (hereinafter referred to as “Landlord”), and ENTEGRIS, INC., a Delaware corporation, as successor-in-interest to Mykrolis Corporation (hereinafter referred to as “Tenant”)

W I T N E S S E T H   T H A T:

WHEREAS, Landlord and Tenant are parties to an existing lease agreement dated April 1, 2002 (hereinafter referred to as the “Lease”) relating to certain Premises comprising Building 2 of RiverTech Park, located at 129 Concord Road, Billerica, Massachusetts, all as more particularly described and set forth in the Lease; and

WHEREAS, the term of the Lease is scheduled to expire on March 31, 2014; and

WHEREAS, Landlord and Tenant wish to extend said term, subject to the provisions hereof;

NOW THEREFORE, in consideration of the foregoing recitals and for further good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. The term of the Lease is hereby extended through the close of the 31st day of March, 2019. Except as otherwise hereinafter set forth, said extension shall be subject to all terms, conditions and other provisions contained in the Lease.

2. Commencing as of April 1, 2012, Tenant will pay Fixed Rent to Landlord pursuant to Section 5 of the Lease in accordance with the following schedule:

With respect to the following period:	Fixed Rent per annum shall be:	Monthly installments of fixed Rent shall be:
April 1, 2012 - March 31, 2014	$2,188,600.08	$182,383.34
April 1, 2014 - March 31, 2016	$2,398,220.28	$199,851.69
April 1, 2016 - March 31, 2018	$2,534,145.00	$211,178.75
April 1, 2018 - March 31, 2019	$2,670,069.84	$222,505.82

Notwithstanding the foregoing, no installments of fixed Rent shall be due or payable pursuant to Section 5 of the Lease with respect to the period commencing on April 1, 2014 and ending on July 31, 2014.

3. Tenant accepts the Premises for continuing occupancy in their existing condition and state of repair “as is” on the date hereof, and Landlord shall have no obligation to make any improvements of any kind thereto or contribute to the cost thereof.

4. Notwithstanding any other provision of the Lease to the contrary, Tenant shall, from and after the date hereof and within thirty (30) days following billing, reimburse 50% of any costs incurred by Landlord in order to remove snow and ice from the roof of the Premises whenever required in Landlord’s reasonable opinion, based on a concern that the weight of any existing snow and ice together with anticipated additional accumulations may threaten to exceed the load bearing capacity of such roof, for the purpose of preventing damage to such roof.

5. Following execution hereof, the amount of the letter of credit held by Landlord pursuant to Section 6 of the Lease may be reduced to $100,000.00 and Landlord shall agree to an appropriate amendment of such letter of credit in order to effect such reduction.

6. Landlord represents and warrants that the only mortgage presently encumbering the Premises is held by Wells Fargo Bank, National Association, as administrative agent for itself and certain additional parties pursuant to an instrument dated February 20, 2008 and recorded with the Middlesex Northern District Registry of Deeds at Book 21958, Page 1.

7. Tenant shall retain its option pursuant to Section 28 of the Lease to further extend the term thereof except that (a) such option shall be limited to a single four (4) year extension period beginning on April 1, 2019, (b) Tenant’s notice exercising such option shall be given on or before March 31, 2018 and (c) any reference in said Section to the Fair Market Rate shall be deemed to refer to 95% of such Rate.

8. For purposes of Section 43 of the Lease, the term “Broker” as used with respect to the transactions described herein shall be defined to mean Richards Barry Joyce & Partners LLC and Jones Lang LaSalle Americas Inc., whose commission shall in each case be the responsibility of Landlord pursuant to a separate agreement.

9. Unless the context requires otherwise, the terms used herein shall be construed in conformity with the definitions set forth in the Lease.

10. Except as herein modified, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

KBS RIVERTECH, LLC

By	KBS REIT Acquisition XXXI, LLC
its sole member

	By	KBS REIT Properties, LLC
its sole member

		By	KBS Limited Partnership
its sole member

			By	KBS Real Estate Investment Trust, Inc.
its general partner

				By	/s/ Randi Kaufman

				Its	Senior Vice President
title (duly-authorized)

ENTEGRIS, INC.

By	/s/ Peter W. Walcott

Its	Senior Vice President & General Counsel
title (duly-authorized)